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                                                                  [EXHIBIT 99.5]

                             CONSENT TO DESIGNATION


               Consent of Dr. Eckart O. Ebner Pursuant to Rule 438


                  I hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming a part of the within Registration Statement of my designation as a member of the Supervisory Board of Fresenius Medical Care AG.

                                                     /s/ Dr. Eckart O. Ebner
                                                     ---------------------------
                                                     Name: Dr. Eckart O. Ebner


Oberursel, Germany
July 29, 1996